                                                     Exhibit 23.1


       Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 33-_____ and related Prospectus of Tyson Foods, Inc. for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our reports dated November 14, 1994 with respect to the consolidated financial statements and schedules of Tyson Foods, Inc. included or incorporated in its Annual Report (Form 10-K) for the year ended October 1, 1994, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP
                                   ---------------------
                                   ERNST & YOUNG LLP



Little Rock, Arkansas
March 22, 1995


































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